Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Tellurian Inc. and Subsidiaries

Houston, Texas

We have audited the accompanying balance sheets of Tellurian Services LLC (the “Company”) as of April 9, 2016 and December 31, 2015 and 2014, and the related statements of operations, members’ capital, and cash flows for the period from January 1, 2016 through April 9, 2016, and for the years ended December 31, 2015 and 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tellurian Services LLC as of April 9, 2016 and December 31, 2015 and 2014, and the results of its operations and its cash flows for the period from January 1, 2016 through April 9, 2016 and for the years ended December 31, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 15, 2017

TELLURIAN SERVICES LLC

BALANCE SHEETS

(in thousands)

	April 9, 2016	December 31,
		2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$210	$589	$258
Accounts receivable	9	10	49
Accounts receivable due from related parties	130	98	1,075
Prepaid expenses and other current assets	28	41	22

Total current assets	377	738	1,404

Property, plant and equipment, net	480	148	111
Note receivable due from related party	251	251	—

Total Assets	$1,108	$1,137	$1,515

LIABILITIES AND MEMBERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$519	$164	$400
Accounts payable due to related parties	642	388	462

Total current liabilities	1,161	552	862

Commitments and contingencies (Note 4)

Members’ capital:
Members’ capital	22	22	22
Accumulated (deficit) earnings	(75)	563	631

Total members’ capital	(53)	585	653

Total Liabilities and Members’ Capital	$1,108	$1,137	$1,515

The Notes to the Financial Statements are an integral part of these statements.

TELLURIAN SERVICES LLC

STATEMENTS OF OPERATIONS

(in thousands)

	For the period from January 1, 2016 through April 9, 2016	For the Year Ended December 31,
		2015	2014
Revenue	$—	$1,375	$1,376
Revenue, related party	31	311	84

Total revenue	31	1,686	1,460

Costs and expenses:
Operating expenses	52	263	129
General and administrative	617	1,318	700

Total operating expenses	669	1,581	829

(Loss) income from operations	(638)	105	631

Net (loss) income	$(638)	$105	$631

The Notes to the Financial Statements are an integral part of these statements.

TELLURIAN SERVICES LLC

STATEMENT OF MEMBERS’ CAPITAL

(in thousands)

	Members’ Capital	Accumulated (Deficit) Earnings	Total Members’ Capital
Balance, January 1, 2014	$—	$—	$—
Members’ contribution	22	—	22
Net income	—	631	631

Balance, December 31, 2014	22	631	653

Members’ distributions	—	(173)	(173)
Net income	—	105	105

Balance, December 31, 2015	22	563	585

Net loss	—	(638)	(638)

Balance, April 9, 2016	$22	$(75)	$(53)

The Notes to the Financial Statements are an integral part of these statements.

TELLURIAN SERVICES LLC

STATEMENTS OF CASH FLOWS

(in thousands)

	For the period from January 1, 2016 through April 9, 2016	For the Year Ended December 31,
		2015	2014
Cash flows from operating activities:
Net (loss) income	$(638)	$105	$631
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	8	18	4
Related party bad debt expense	—	102	—
Loss on disposal of assets	3	—	—
Changes in operating assets and liabilities:
Accounts receivable	1	39	(49)
Accounts receivable due from related party	(32)	875	(1,075)
Prepaid expenses and other current assets	13	(19)	(22)
Accounts payable and accrued liabilities	281	(236)	400
Accounts payable due to related party	253	(74)	462

Net cash provided by (used in) operating activities	(111)	810	351

Cash flows from investing activities:
Purchase of property and equipment	(268)	(55)	(115)
Notes receivable due from related party	—	(251)	—

Net cash used in investing activities	(268)	(306)	(115)

Cash flows from financing activities:
Proceeds from the issuance of member interest	—	—	22
Distributions	—	(173)	—

Net cash provided by (used in) financing activities	—	(173)	22

Net increase (decrease) in cash and cash equivalents	(379)	331	258
Cash and cash equivalents, beginning of the year	589	258	—

Cash and cash equivalents, end of the year	$210	$589	$258

Supplemental Disclosures:
Net cash paid for income taxes	$—	$7	$—
Property, plant and equipment non-cash accruals	75	—	—

The Notes to the Financial Statements are an integral part of these statements.

TELLURIAN SERVICES LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Tellurian Services LLC (“Tellurian Services”), organized under Delaware law as a limited liability company, was formed on December 18, 2013. Tellurian Services was formerly known as Parallax Services LLC prior to its membership interests being purchased and it being renamed in April 2016. Tellurian Services was formed primarily to engage in liquefied natural gas (“LNG”)-specific consulting services as well as back-office and general and administrative support services to Parallax Enterprises LLC (“Parallax Enterprises”) and its 100% owned subsidiaries as well as Parallax Energy LLC (“Parallax Energy”) and its 100% owned subsidiaries (see “Note 2 — Transactions with Related Parties”).

On July 1, 2014, Tellurian Services entered into a contract with Origin Energy to provide quarterly market intelligence related to the LNG markets. The contract provided for quarterly payments of approximately $688 thousand for each report. This contract represented the majority of Tellurian Services’ revenues for both 2014 and 2015. This contract was terminated in July 2015. As a result, there were no third party revenues in the period ended April 9, 2016.

On April 9, 2016 Tellurian Investments Inc. acquired Tellurian Services in an all-stock transaction with consideration totaling $1.2 million and acquisition costs of $30 thousand.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results may differ from these estimates. Changes in estimates are recorded prospectively.

Cash and Cash Equivalents

Tellurian Services considers all highly liquid investments with an original maturity of three months or less to be cash equivalents and typically exceed federally insured limits.

Accounts Receivable

Accounts receivable are primarily from cost reimbursements as a result of back-office and general and administrative support services with related parties. Tellurian Services routinely reviews outstanding balances, assesses the financial strength of its customers, and records a reserve for amounts not expected to be fully recovered. The need for an allowance is determined based upon reviews of individual accounts, historical losses, existing economic conditions and other pertinent factors. Tellurian Services recognized related party bad debt expense of $102 thousand for the year ended December 31, 2015. No bad debt expense was recorded for the period ended April 9, 2016 or the year ended December 31, 2014. See Note 2, Transactions with Related Parties, for additional information related to bad debt expense recognized.

TELLURIAN SERVICES LLC

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Transactions with Related Parties

Tellurian Services has receivables with related parties as a result of back-office and general and administrative support services provided and payables as a result of timing of deposits made in advance of services to be provided. Tellurian Services does not consider the accounts or notes receivable from related parties to be uncollectible.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Expenditures for construction activities, major renewals and betterments that extend the useful life of an asset are capitalized, while expenditures for maintenance and repairs and general and administrative activities are expensed as incurred. Tellurian Services depreciates its property, plant and equipment using the straight-line depreciation method. Upon retirement or other disposition of property, plant and equipment, the cost and related accumulated depreciation are removed from the account, and the resulting gains or losses are recorded in other operating costs and expenses.

Management tests property, plant and equipment for impairment whenever events or changes in circumstances have indicated that the carrying amount of property, plant and equipment might not be recoverable. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets for purposes of assessing recoverability. Recoverability generally is determined by comparing the carrying value of the asset to the expected undiscounted future cash flows of the asset. If the carrying value of the asset is not recoverable, the amount of impairment loss is measured as the excess, if any, of the carrying value of the asset over its estimated fair value

At April 9, 2016, and December 31, 2015 and 2014, property, plant and equipment consisted primarily of leasehold improvements related to the Tellurian Services office lease and associated office furniture, fixtures and equipment. The estimated useful lives are 10 years and 5 to 15 years for the leasehold improvements and office furniture, fixtures and equipment, respectively. Amounts recorded to depreciation expense for the period ended April 9, 2016 and the years ended December 31, 2015 and 2014, was $8 thousand, $18 thousand and $4 thousand, respectively. Accumulated depreciation as of April 9, 2016, December 31, 2015, and December 31, 2014 was $30 thousand, $22 thousand and $4 thousand, respectively. Depreciation expense is recorded within General and administrative on the statements of operations.

Revenue Recognition

Tellurian Services recognizes consulting-related revenues over the contractual term of the arrangement or the expected period during which those specified services will be performed, whichever is longer, unless evidence suggests that the revenue is earned or obligations are fulfilled in a different pattern.

Income Taxes

Tellurian Services was organized as a Delaware limited liability company and is treated as a flow-through entity for U.S. federal income tax purposes. Under U.S. federal income tax law, limited liability companies that elect partnership taxation are not taxable entities. Therefore, a provision for income tax has not been recorded in the accompanying financial statements. The owners as of the time of the accompanying financial statements were individually responsible for reporting their share of Tellurian Services’ income or loss on their income tax returns.

TELLURIAN SERVICES LLC

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Although Tellurian Services is a non-taxpaying entity for federal income tax purposes, certain states require a tax similar to an income tax. Texas imposes a franchise tax (commonly referred to as the Texas margin tax) on gross revenues less certain deductions, as specifically set forth in the Texas margin tax statute. The Texas margin tax applies to corporations and limited liability companies, general and limited partnerships (unless otherwise exempt), limited liability partnerships, trusts (unless otherwise exempt), business trusts, business associations, professional associations, joint stock companies, holding companies, joint ventures and certain other business entities having limited liability protection. Tellurian Services’ Texas margin tax for the period ended April 9, 2016, December 31, 2015 and December 31, 2014 was insignificant (less than ten thousand dollars in each period presented) and thus was not separately presented in the financial statements. Tax expense is recorded within General and administrative on the statements of operations.

As required by the uncertain tax position guidance in ASC 740, Accounting for Uncertainty in Income Taxes, Tellurian Services recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Tellurian Services does not have any uncertain tax positions.

Tellurian Services files a U.S. Return of Partnership Income along with various other state filings. In the normal course of business, Tellurian Services may be audited by any of these taxing authorities. As of April 9, 2016, Tellurian Services is not currently undergoing any tax examinations.

Net Income Per Unit

Tellurian Services has omitted net income per unit due to no units being issued. In lieu of issuing units, the members’ percentage interest set forth in Tellurian Services’ operating agreement is a 50% interest to each member as of the time of the accompanying financial statements.

Comprehensive Income

Tellurian Services has no elements of comprehensive income other than net income.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). The update provides guidance concerning the recognition and measurement of revenue from contracts with customers. Its objective is to increase the usefulness of information in the financial statements regarding the nature, timing, and uncertainty of the use of revenues. The update, after a deferral by one year in August 2015 by the FASB, subsequently titled ASU 2015-14 Revenue from Contracts with Customers (Topic 606) is effective for Tellurian Services for the annual period ending after December 15, 2017. The standard permits the use of either the retrospective or cumulative effect transition method. Tellurian Services has not yet selected a transition method and is evaluating the potential impact this standard will have on its financial statements and related disclosures.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The update provides guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a

TELLURIAN SERVICES LLC

NOTES TO FINANCIAL STATEMENTS — CONTINUED

going concern and to provide related footnote disclosures. The update is effective for financial statements issued for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Tellurian Services is evaluating the potential impact this new standard will have on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases. The update requires lessees to recognize lease assets and lease liabilities on the statement of financial position. A modified retrospective transition approach is required for annual and interim periods beginning on or after December 15, 2018. Early adoption is permitted. Tellurian Services is evaluating the potential impact this new standard will have on its financial statements and related disclosures.

In August 2016, the FASB issued ASU 2016-15 Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments. This update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The update is effective for financial statements issued for annual periods beginning after December 15, 2017 and for interim periods within those fiscal years. The amendments in this update will be applied using a retrospective transition method to each period presented. Early adoption is permitted. Tellurian Services is evaluating the potential impact this new standard will have on its financial statements and related disclosures.

NOTE 2 — TRANSACTIONS WITH RELATED PARTIES

As of April 9, 2016, Tellurian Services had entered into agreements with entities to provide certain general administrative and management services for a term of one year with automatic yearly extensions, including, without limitation, the sourcing, structuring and negotiation of potential business acquisitions and customer contracts (“the Agreements”).

All activity conducted under the Agreements are included in Accounts receivable due from related parties and Accounts payable due to related parties on the balance sheets. Salary expense allocated to related parties is recorded within Operating expenses on the statements of operations. Salary expense for employees working on behalf of the related parties recorded for the period ended April 9, 2016 and the year ended December 31, 2015 was $52 thousand and $105 thousand, respectively. No salary expense was incurred to related parties for the year ended December 31, 2014.

The outstanding balances in Accounts receivable due from related parties and Accounts payable due to related parties are related to general administrative and management services provided to Parallax Enterprises and its 100% owned subsidiaries as well as Parallax Energy and its 100% owned subsidiaries. Two of the four officers of Parallax Enterprises, Mr. Martin Houston and Mr. Christopher Daniels, were also members of Tellurian Services until Tellurian Services was acquired by Tellurian Investments Inc. on April 9, 2016. Parallax Energy and its 100% owned subsidiaries are wholly owned by Mr. Martin Houston, a member of Tellurian Services.

TELLURIAN SERVICES LLC

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Tellurian Services had the following outstanding accounts receivable and accounts payable to related parties and their respective 100% owned subsidiaries (in thousands):

Accounts receivable due from related party	As of April 9, 2016	As of December 31, 2015	As of December 31, 2014
Parallax Enterprises LLC (1)	$793	$951	$991
Parallax Energy LLC	110	97	84
Tellurian Investments Inc.	17	—	—
Parallax Fund V Investco LLC	3	1	—

Total related party accounts receivable	$923	$1,049	$1,075

Accounts payable due to related party	As of April 9, 2016	As of December 31, 2015	As of December 31, 2014
Parallax Enterprises LLC (1)	$1,046	$1,257	$—
Parallax Energy LLC	124	82	287
Tellurian Investments Inc.	265	—	—
Parallax Fund V Investco LLC	—	—	175

Total related party accounts payable	$1,435	$1,339	$462

(1)

The Parallax Enterprises LLC related party payable amounts as of December 31, 2015 and April 9, 2016 are netted on the balance sheet by the amounts due to the Company. The amounts have been presented gross in the above table.

In accordance with the netting agreement, effective date September 2016, between Tellurian Services and Parallax Enterprises, the outstanding accounts receivable and accounts payable balances related to Parallax Enterprises and its 100% owned subsidiaries are netted on the balance sheet for all period presented. The net position of all the balances as of April 9, 2016, December 31, 2015 and December 31, 2014 were a payable balance of $253 thousand and $306 thousand and a receivable balance of $991 thousand, respectively.

Under each Agreement, Tellurian Services is compensated by each entity for its services with a fee equal to $25 thousand paid annually. The total revenue recorded under these Agreements for the period ended April 9, 2016 and for the years ended December 31, 2015 and 2014 was approximately $31 thousand, $311 thousand, and $84 thousand, respectively. During the year ended December 31, 2015, service revenues receivables for three entities, 100% owned by Mr. Martin Houston, had become deemed uncollectible and charged to bad debt expense in the amount of $102 thousand.

Tellurian Services transacted on behalf of some of the above noted related parties before the Agreements were effective. On behalf of Parallax Enterprises, Tellurian Services paid legal expenses of $68 thousand, LNG project modelling costs of $24 thousand, engineering costs of $14 thousand, insurance costs of $5 thousand and a land option payment of $162 thousand. On behalf of Parallax Fund V Investco LLC, Tellurian Services received payments in the amount of $125 thousand that was then later deposited into Parallax Fund V Investco LLC’s operating accounts. The transactions on behalf of Parallax Enterprises occurred before the effective date of the Agreement and are represented in Accounts receivable due from related parties on the balance sheets. The transactions on behalf of

TELLURIAN SERVICES LLC

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Parallax Fund V Investco LLC occurred before the effective date of the Agreement and are represented in Accounts payable due to related parties on the balance sheets.

In November 2015, Tellurian Services issued an interest free $251 thousand note receivable to Mr. Martin Houston, a 50% member of Tellurian Services. The note was used to provide the collateral required to secure a $500 thousand line of credit as part of a covenant related to Tellurian Services’ office lease. See Note 4, Commitments and Contingencies, for additional information about the office lease.

NOTE 3 — MEMBERS’ CAPITAL

Tellurian Services’ operations are governed by the provisions of an operating agreement (the “LLC Agreement”). There are no current outstanding equity commitments of the members. Allocations of net income and loss are allocated to the members based on a hypothetical liquidation.

Limitations of Members’ liabilities

Pursuant to the LLC Agreement (and as is customary for limited liability companies), the liability of the members is limited to their contributed capital.

LLC Interest Issuance

Martin Houston’s contribution of $22 thousand represents the sole contribution by a member to Tellurian Services for all periods presented.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

Leases and contractual commitments

Tellurian Services’ contractual obligations pertain to office leases. Future non-cancelable commitments related to these obligations as of April 9, 2016 are presented below (in thousands):

	Remainder - 2016	2017	2018	2019	2020	2021	Thereafter	Total
Office lease	$448	$621	$629	$636	$644	$651	$2,681	$6,310

Office

On June 12, 2014 Tellurian Services entered into a lease with a term of approximately five years with Brookfield Properties Corporation for its corporate headquarters located in Houston, Texas. In connection with this lease, Tellurian Services has one five-year renewal option. Amounts noted in the tabular disclosure above do not include the optional renewal period. Rent expense of $53 thousand was recognized for the period ended April 9, 2016 in General and administrative with Statements of Operations.

Letters of Credit Outstanding

Tellurian Services’ letter of credit related to the office lease of $500 thousand is secured by Martin Houston. No amounts have been drawn against this letter of credit. See Note 2, Transactions with Related Parties, for additional information.

TELLURIAN SERVICES LLC

NOTES TO FINANCIAL STATEMENTS — CONTINUED

Legal Matters

Bonini-Kettlety Lawsuit

On May 23, 2016, Simon Bonini and Paul Kettlety (“Bonini and Kettlety”) filed a lawsuit against Tellurian Investments and Tellurian Services, along with each of Messrs. Houston and Daniels and certain entities in which each of Messrs. Houston and Daniels own membership interests, as applicable, in the District Court of Harris County, Texas, alleging among other things, breach of contract, promissory estoppel, quantum meruit, fraud/fraudulent concealment, negligent misrepresentation, breach of fiduciary duty, usurpation/diversion of corporate opportunity, conversion, civil conspiracy and implied partnership.

Bonini and Kettlety allege that there was a binding agreement between Bonini and Kettlety and Messrs. Houston and Daniels to sell an interest in Parallax Enterprises to Bonini and Kettlety and that the ultimate proposed ownership of Parallax Enterprises which was agreed to by Messrs. Houston, Daniels and two other members of Parallax Enterprises did not reflect the parties’ agreement. Bonini and Kettlety allege that their agreed upon ownership in Parallax Enterprises (14.3%, each) exceeded what was ultimately offered to them (9.9%, each) and that the ultimate proposal subjected them to certain management, ownership and redemption terms to which they had not agreed. Bonini and Kettlety are seeking damages in excess of $168 million.

Although Tellurian Services believes the claims of Bonini and Kettlety are without merit, and Tellurian Services intends to engage in a vigorous defense of this litigation, Tellurian Services may not ultimately be successful and any potential liability Tellurian Services may incur is not reasonably estimable. Even if Tellurian Services is successful, however, in the defense of this litigation, Tellurian Services could incur costs and suffer both an economical loss and an adverse impact on reputation, which could have a material adverse effect on Tellurian Services’ business.